EXHIBIT 99.1



          UNIVERSAL DETECTION TECHNOLOGY COMPLETES SALE OF SUBSIDIARY

Los Angeles, March 27, 2002 - Universal Detection Technology (Nasdaq: UDET), a provider of environmental monitoring technologies, including bio-terrorism detection devices, air monitoring systems, and medical diagnostic equipment ("UDT"), today announced that it has closed on its previously announced agreement to sell its Dasibi Environmental Corp. subsidiary.

"We are pleased with the closing of this transaction in a timely and efficient manner and it puts us in a much stronger position going forward to accomplish the goals set forth by UDT," said CEO, Jacques Tizabi.

About Universal Detection Technology

UDT was founded in 1973 and is a leading provider of environmental monitoring technologies, including bio-terrorism detection devices, air monitoring systems, and medical diagnostic equipment. UDT's proprietary technology, together with its R&D expertise, exclusive licenses of third party technologies and devices, and sales distribution networks in North America, Europe, and Asia, position the Company to capitalize on growth and value opportunities.

SAFE HARBOR STATEMENT: Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results in the future to differ materially from forecasted results. These risks and uncertainties include, among other things, our ability to timely and cost effectively enhance our new products and develop new products targeted to the bio-chemical and medical markets, commercial acceptance of our products, product price volatility, product demand, market competition, and general economic conditions.

CONTACT:
Universal Detection Technology
Jacques Tizabi, CEO, 310/248-3655
www.udetection.com
or
Investor Relations for UDET:
Phoenix Alliance
Phil Huss, 970/259-7241
phoenixalliance@frontier.net   URL:  http://www.businesswire.com